EXHIBIT 21.1
                      List of Subsidiaries of the Company

List of Subsidiary                                 Jurisdiction
---------------------                              ------------
Charles Mall Company Limited Partnership               Maryland
DeBartolo Capital Partnership                          Delaware
DeBartolo Properties, Inc.                             Delaware
DeBartolo Properties II, Inc.                          Delaware
DeBartolo Properties III, Inc.                         Delaware
East Towne Mall Company Limited Partnership           Tennessee
Forestville Associates                                 Maryland
Forum Finance Corp                                     Delaware
Golden Ring Mall Company Limited Partnership            Indiana
Jefferson Valley Mall Limited Partnership              Delaware
Knoxville Developers Limited Partnership                Indiana
The Retail Property Trust                         Massachusetts
Shopping Center Associates                             Delaware
Simon Property Group (Delaware), Inc.                  Delaware
Simon Property Group (Illinois), L.P.                  Illinois
Simon Property Group (Texas), L.P.                        Texas
Simon DeBartolo Group, L.P.                            Delaware
SD Property Group, Inc.                                    Ohio
SDG Properties VII, Inc.                               Delaware
SDG Dadeland Associates, Inc.                          Delaware
SDG Dadeland Developers, Inc.                          Delaware
SDG EQ Associates, Inc.                                Delaware
SDG Orland, Inc.                                       Delaware
SDG Fashion Mall, Inc.                                 Delaware